SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2006

PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 570-1000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 7, 2006, Phoenix Technologies Ltd. issued a press release announcing its financial results for the quarter ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report. The press release contains a non-GAAP calculation of net income (loss) and net income (loss) per share that excludes stock-based compensation expense. The Company’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance that facilitates comparisons to the Company’s historical performance. A reconciliation between these non-GAAP measures and the nearest GAAP financial measures is provided in the financial statements accompanying the press release.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Phoenix Technologies Ltd. Press Release dated February 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Scott C. Taylor
Scott C. Taylor Vice President, General Counsel and Secretary

Date: February 7, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Phoenix Technologies Ltd. Press Release dated February 7, 2006.